UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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Synergetics USA, Inc.

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SYNERGETICS USA, INC.
3845 Corporate Centre Drive
O’Fallon, Missouri 63368

November 13, 2007

Dear Stockholder:

You are cordially invited to attend our Company’s 2007 Annual Meeting of Stockholders, which will be held on December 6, 2007, at 4:30 p.m. Central Time at The Doubletree Hotel and Conference Center located at 16625 Swingley Ridge Road, Chesterfield, Missouri 63017. The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting.

Your vote is important to us and your shares should be represented at the meeting whether or not you are personally able to attend. Accordingly, I encourage you to mark, sign, date and return the accompanying proxy promptly.

On behalf of the Board of Directors, thank you for your continued support of Synergetics USA, Inc.

Sincerely,

GREGG D. SCHELLER
Chairman, President and Chief Executive Officer

SYNERGETICS USA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on December 6, 2007

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of Synergetics USA, Inc., a Delaware corporation (the “Company”), will be held on December 6, 2007, at 4:30 p.m. Central Time at The Doubletree Hotel and Conference Center located at 16625 Swingley Ridge Road, Chesterfield, Missouri 63017 to act upon the following matters, which are described more fully in the accompanying Proxy Statement:

1. The election of two (2) directors nominated by the Synergetics’ Nominating and Governance Committee to serve three year terms following approval by the shareholders at the next Annual Meeting;

2. The ratification of the Company’s independent registered accounting firm, UHY LLP; and

3. Such other business as may properly come before the meeting and/or any adjournment or postponement thereof.

All holders of common stock of record at the close of business on November 7, 2007 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company has authorized the solicitation of proxies. Unless otherwise directed, the proxies will be voted FOR the election of the nominees listed in the attached Proxy Statement to be members of the Board of Directors of the Company and on other business that may properly come before the Annual Meeting, as the named proxies in their best judgment shall decide.

Any stockholder submitting a proxy may revoke such proxy at any time prior to its exercise by notifying the Secretary of the Company in writing at 3845 Corporate Centre Drive, O’Fallon, Missouri, 63368, prior to the Annual Meeting, and, if you attend the Annual Meeting, you may revoke your proxy if previously submitted and vote in person by notifying the Secretary of the Company at the Annual Meeting.

This Notice of Annual Meeting and Proxy Statement and form of proxy are being distributed on or about November 13, 2007.

By Order of the Board of Directors,

PAMELA G. BOONE
Secretary

O’Fallon, Missouri
November 13, 2007

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy as soon as possible. You may submit your proxy for the Annual Meeting by completing, signing, dating and returning your proxy in the pre-addressed envelope provided.

SYNERGETICS USA, INC.

PROXY STATEMENT

FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION
PROPOSAL 1 — ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
DIRECTOR COMPENSATION
PRINCIPAL STOCKHOLDERS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT
EXECUTIVE OFFICERS
EMPLOYMENT AGREEMENTS AND SEVERANCE AGREEMENTS
POST-TERMINATION PAYMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
OTHER MATTERS
FORM 10-K
“HOUSEHOLDING” OF PROXY MATERIALS
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Synergetics USA, Inc., a Delaware corporation (the “Company”), 3845 Corporate Centre Drive, O’Fallon, Missouri, 63368, for use at the 2007 Annual Meeting of Stockholders to be held on December 6, 2007 at 4:30 p.m. Central Time at The Doubletree Hotel and Conference Center located at 16625 Swingley Ridge Road, Chesterfield, Missouri 63017. The Board of Directors of the Company urges you to promptly execute and return your proxy in the enclosed envelope, even if you plan on attending the Annual Meeting. This is designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Any stockholder submitting a proxy may revoke such proxy at any time prior to its exercise by notifying the Secretary of the Company, in writing, prior to the Annual Meeting. Any stockholder attending the Annual Meeting may revoke his or her proxy and vote personally by notifying the Secretary of the Company at the Annual Meeting. Only stockholders of record at the close of business on November 7, 2007, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. At the close of business on November 7, 2007, the Company had 24,274,500 outstanding shares of common stock, $.001 par value per share (the “Common Stock”). Each share of Common Stock entitles the holder thereof to one vote.

If the accompanying proxy card is signed and returned, the shares represented thereby will be voted in accordance with the directions on the proxy card. Unless a stockholder specifies otherwise therein, the proxy will be voted in accordance with the recommendations of the Board of Directors on all proposals. The presence in person or by proxy of a majority of the voting power represented by outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

Directors will be elected by a plurality of the voting power represented and entitled to vote at the meeting. The passage of any other proposal will be determined by the affirmative vote of the majority of the voting power represented and entitled to vote at the meeting. In the election of directors, abstentions and broker non-votes will not affect the outcome except in determining the presence of a quorum; they will not be counted toward the number of votes required for any nominee’s election. An instruction to “abstain” from voting on any other proposal will have the same effect as a vote against the proposal. Broker non-votes will not be considered as present and entitled to vote on the proposals; therefore, broker non-votes will have no effect on the number of affirmative votes required to adopt such proposal.

This Proxy Statement and the enclosed proxy card are being mailed to the stockholders of the Company on or about November 13, 2007.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of seven (7) directors. The directors are elected to serve three-year staggered terms. The terms of Lawrence C. Cardinale and Guy R. Guarch expire at the 2007 Annual Meeting. Mssrs. Cardinale and Guarch have been nominated for re-election. The Board of Directors of the Company recommends a vote FOR the two (2) nominees. If re-elected, each nominee will serve until the annual election of directors in the year 2010 or until his successor is duly elected and qualified, or his earlier death, resignation or removal. If any of the nominees are unavailable for election, an event which the Board of Directors of the Company does not presently anticipate, the persons named in the enclosed proxy intend to vote the proxies solicited hereby FOR the election of such other nominee or nominees as may be nominated by the Board of Directors.

Based on the recommendation of the Nominating and Corporate Governance Committee, all of the nominees have been approved unanimously by the Board of Directors of the Company for re-election. The Board of Directors of the Company has also determined that each of the nominees satisfies the definition of an “independent director” set forth in the marketplace rules of The NASDAQ Stock Market, Inc. (“Nasdaq”). Set forth below is information concerning the two (2) nominees for director and the directors whose terms are continuing.

Nominees for Directors to be Re-Elected at the 2007 Annual Meeting for Terms expiring in 2010

Name	Age	Principal Occupation and Other Information	Expiration of Term

Lawrence C. Cardinale	69	Lawrence C. Cardinale has served as a director of the Company since 2005 when Synergetics, Inc. merged with Valley Forge Scientific Corp. (“Valley Forge”) (now known as Synergetics USA, Inc. or the “Company”). Mr. Cardinale received his B.S.B.A. in Business from Washington University in St. Louis, Missouri and has recently retired after working in the medical industry since 1966. During his over 35 years working in the field of medical manufacturing, he held various management positions, including Plant Manager, Director of Manufacturing, Director of Corporate Engineering, Director of Operations Planning, Vice President of Manufacturing-International and Vice President-Global Manufacturing and Engineering of a multi-national medical manufacturing company. Mr. Cardinale also owned and operated a scientific laboratory instrument business concentrating in the life sciences area, which manufactured and marketed tissue sectioning, microforge and micromanipulation instruments and pipeting devices. Mr. Cardinale currently serves as a board member of Coretech-Holdings LLC, a St. Louis-based life sciences and medical device manufacturing company and McCormick Scientific, LLC.	2010
Guy R. Guarch	66	Guy R. Guarch has been a director of the Company since 2005, when Synergetics, Inc. merged with Valley Forge. Mr. Guarch retired in 2001 from C.R. Bard, Inc. where he spent 32 years in various sales, marketing and management roles. Bard is a leading developer, manufacturer and marketer of health care products used for vascular, urological and oncological diagnosis and intervention. From 1993 to 2001, Mr. Guarch served as Regional Vice President Corporate Account Manager for Bard’s Southeast Region. He worked as President of Bard Venture Division in Boston, Massachusetts from 1991 to 1993. From 1988 to 1991, Mr. Guarch worked in London, England, as Vice President of Sales for the Bard Europe Division and Managing Director of Bard LTD, UK. Before 1988, Mr. Guarch worked in several sales and marketing roles for Bard’s USCI International Division in Boston, Massachusetts, which focused on the design, manufacture and sale of cardiac catheters, urological catheters and artificial arteries. Mr. Guarch currently serves as a board member and chairman of their governance committee for Span-America Medical Systems, Inc., which designs and manufactures wound management products and which has securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”).	2010

Directors whose Terms Continue through the 2007 Annual Meeting

Name	Age	Principal Occupation and Other Information	Expiration of Term

Robert H. Dick	63	Mr. Dick has been a director of the Company since 2005, when Synergetics, Inc. merged with Valley Forge. Prior to the merger, Mr. Dick had been a director of Valley Forge since 1997. Mr. Dick has served as President of R.H. Dick & Company since January 1998, which is an investment banking and management consulting firm based in Camp Verde, Texas. From 1996 to 1998, he was a partner with Boles, Knop & Company, Inc., an investment banking firm in Middleburg, Virginia. From 1994 to 1996, Mr. Dick served as interim President, Chief Executive Officer and Chief Financial Officer of two Boles’ clients. From 1982 until 1994, he served in various executive roles with Codman & Shurtleff, Inc., a subsidiary of Johnson & Johnson and a manufacturer of surgical instruments, implants, equipment and other surgical products. From 1978 to 1982, Mr. Dick was President and Chief Executive Officer of Applied Fiberoptics, Inc., a company designing, manufacturing and marketing fiberoptic products for medical and defense applications, and surgical microscopes for microsurgery. From 1969 to 1978, Mr. Dick held various sales, marketing and general management positions with the USCI division of C.R. Bard. Mr. Dick also serves on the board, chairman of their audit committee and member of the executive and governance committees for Span-America Medical Systems, Inc., which designs and manufactures wound management products and which has securities registered pursuant to Section 12 of the Exchange Act.	2009
Juanita H. Hinshaw	62	Juanita H. Hinshaw has served as a director of the Company since 2005 when Synergetics, Inc. merged with Valley Forge. Ms. Hinshaw has been President and Chief Executive Officer of H&H Advisors (a financial advisory company) since 2005. In addition, Ms. Hinshaw served as Senior Vice President and Chief Financial Officer of Graybar Electric Company from May 2000 to May 2005. Graybar Electric Company specializes in supply chain management services and distributes high-quality components, equipment and materials for the electrical and telecommunications industries. Ms. Hinshaw has served as a director on the board, chairman of the finance committee and served on the audit committee for The Williams Companies, Inc. since 2004 and has served as a director on the board, chairman of the compensation committee and served on the audit committee for Insituform Technologies, Inc. since 1999. The Williams Company and Insituform Technologies, Inc. have securities registered pursuant to Section 12 of the Exchange Act.	2009
Gregg D. Scheller	52	Gregg D. Scheller is the Company’s President and Chief Executive Officer and has served as the Company’s Chairman of the Board since 2005. Immediately prior to the consummation of the merger with Valley Forge, Mr. Scheller served as President and Chief Executive Officer of Synergetics, Inc., a Missouri corporation and now a wholly-owned subsidiary of the Company, which he founded in 1991. Mr. Scheller had served in these positions since Synergetics, Inc. was founded in 1991. Mr. Scheller has been issued 29 United States patents (including four design patents).	2008

Name	Age	Principal Occupation and Other Information	Expiration of Term

Kurt W. Gampp, Jr.	47	Kurt W. Gampp, Jr. is the Company’s Executive Vice President and Chief Operating Officer and has served in these positions and as a director since 2005. Immediately prior to the merger with Valley Forge, Mr. Gampp served as the Executive Vice President and Chief Operating Officer of Synergetics, Inc. and had served in this position since Synergetics, Inc. was founded in 1991. Mr. Gampp coordinates and supervises the manufacturing of the Company’s products and is in charge of the daily production operations of the Company.	2008
Jerry L. Malis	75	Jerry L. Malis is the Company’s Executive Vice President and Chief Scientific Officer and has served in these positions and as director since 2005. Immediately prior to the consummation of the merger with Valley Forge, Mr. Malis served as Valley Forge’s Chief Executive Officer, President and Chairman of the board of Valley Forge. He has published over 50 articles in the biological science, electronics and engineering fields, and has been issued ten United States patents. Mr. Malis coordinates and supervises the scientific developments of the Company.	2008

CORPORATE GOVERNANCE

The Company’s Board of Directors met six times during the fiscal year ended July 31, 2007, two of which were special meetings. Each of our directors attended at least 75% of all the meetings of the Board and those committees on which he or she served during fiscal year 2007. The Board of Directors encourages all members to attend stockholder meetings, but has not adopted a formal policy regarding attendance. Six directors attended last year’s annual stockholder meeting.

Each of the directors other than Mssrs. Scheller, Gampp and Malis satisfies the definition of an independent director set forth in the listing standards of The NASDAQ Stock Market, Inc. (“Nasdaq”) and the Company’s Corporate Governance Guidelines, available on the Company’s website at www.synergeticsusa.com.

The Company’s Corporate Governance Guidelines also state that the independent directors should meet each time that a regularly scheduled Board meeting is held, in addition to holding other meetings as needed. During fiscal 2007, the independent directors held four meetings in conjunction with the four regularly scheduled Board meetings.

The Board of Directors maintains three standing committees, including an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees operates pursuant to a written charter setting forth the functions and responsibilities of the committee, which may be reviewed on our website at www.synergeticsusa.com and are also available to stockholders in print upon request.

Audit Committee

The Audit Committee is responsible for the appointment, evaluation, compensation and oversight of the work of the independent registered public accountants and, where appropriate, the dismissal of the independent registered public accountants. Furthermore, the Audit Committee is responsible for meeting with the independent registered public accountants and other corporate officers to review matters relating to financial reporting and accounting procedures and policies. Among other responsibilities, the Audit Committee also reviews financial information provided to stockholders and others, assesses the adequacy of financial, accounting, operating and disclosure controls, evaluates the scope of the audits of the independent registered public accounting firm and internal auditors, and reports on the results of such audits to the Board of Directors. In addition, the Audit Committee assists the Board of Directors in its oversight of the performance of the Company’s independent registered public accountants. The current members of the Audit Committee are Ms. Hinshaw (Chairperson), Mr. Dick, and Mr. Cardinale, all of whom meet all applicable standards for Audit Committee membership under the NASDAQ listing standards and Securities and Exchange Commission (“SEC”) rules. The Board of Directors has determined that Ms. Hinshaw qualifies as an audit committee financial expert because she has served in oversight roles in finance and accounting. The Audit Committee held six meetings with two continuations during the last fiscal year.

Compensation Committee

The Compensation Committee is composed entirely of independent directors, as defined by The Nasdaq Stock Market listing standards and SEC rules, and is responsible for administering the Company’s compensation programs and recommending to the Board of Directors other compensation and benefits of the Chief Executive Officer and all named executive officers. The current members of the Compensation Committee are Mr. Dick (Chairperson), Mr. Cardinale and Mr. Guarch. The Compensation Committee held six meetings during the last fiscal year.

The Compensation Committee meets at the end of each fiscal year to determine and recommend to the Board for approval the compensation packages for executive officers in light of the Company’s compensation philosophy and objectives as presented in the “Compensation Discussion and Analysis” below. In making its recommendations, the Compensation Committee considers input from the Chief Executive Officer as to compensation for each executive officer based upon their performance against Company and personal objectives, other than himself. The Compensation Committee has full responsibility to recommend to the independent directors of the Board the compensation package of the Chief Executive Officer.

Nominating and Corporate Governance Committee

The members of the Company’s Nominating and Corporate Governance Committee are Mr. Cardinale (Chairperson), Mr. Dick and Mr. Guarch, all of whom meet the independence requirements of The Nasdaq Stock Market listing standards and SEC rules. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board of Directors, recommending to the Board of Directors the director nominees to be proposed for election by the stockholders and recommending to the Board of Directors corporate governance guidelines and procedures applicable to the Company. The Nominating and Corporate Governance Committee held one meeting during the last fiscal year.

The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders of the Company. Each stockholder must comply with applicable requirements of the Company’s Bylaws and the Exchange Act with respect to the nomination of, or proposal of, nominees for election as directors of the Company. Stockholders should submit any such nominations, together with appropriate biographical information and a description of the nominee’s qualifications to serve as director, to the Chairperson of the Nominating and Corporate Governance Committee, c/o Pamela G. Boone, Secretary, Synergetics USA, Inc., 3845 Corporate Centre Drive, O’Fallon, Missouri, 63368. The Nominating and Corporate Governance Committee has not established specific, minimum qualifications for director nominees that it recommends to the Board of Directors, but instead considers all factors it deems relevant, including sound judgment, business specialization, technical skills, diversity and the extent to which the candidate would fill a present need. Nominees to be evaluated by the Nominating and Corporate Governance Committee for future vacancies on the Board of Directors will be selected by the Committee from candidates recommended by multiple sources, including members of the Board of Directors, senior management, independent search firms, stockholders and other sources, all of whom will be evaluated based on the same criteria.

Code of Conduct and Ethics

The Company has established a Code of Business Conduct and Ethics, which is applicable to all of its employees, officers and directors. The Code is available on the Company’s website at www.synergeticsusa.com and also available to stockholders in print upon request. We intend to post any future amendments and revisions to the Code of Business Conduct and Ethics on our website.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All executive officer compensation decisions are made by the Company’s Compensation Committee. The Compensation Committee also reviews and makes recommendations to the Board of Directors regarding the compensation of all named executive officers and other key employees, including salaries and bonuses. As of July 31, 2007, the members of the Compensation Committee for Synergetics USA, Inc. are Mr. Robert H. Dick (Chairperson), Mr. Lawrence C. Cardinale and Mr. Guy R. Guarch.

No member of the Compensation Committee of the Company during fiscal 2007 was an employee or officer of the Company or any of its subsidiaries. During the year ended July 31, 2007, no executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, (ii) the Board of Directors of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company’s Board of Directors.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate directly with the Board of Directors, as a group, or any individual director by submitting written correspondence addressed to them at Synergetics USA, Inc., 3845 Corporate Centre Drive, O’Fallon, Missouri, 63368.

DIRECTOR COMPENSATION

Directors who are neither employees of the Company nor an immediate family member of an officer of the Company are paid $750 for each meeting of the Board of Directors and each meeting of a committee of the Board of Directors that they attend. The Chairperson of the Audit Committee receives $2,250 for each meeting of the Audit Committee. In addition, all directors are entitled to reimbursement for travel and lodging expenses incurred in connection with their attendance at meetings.

Compensation for members of the Board has been established and will be reviewed annually by the Compensation Committee. The Compensation Committee may not delegate its authority regarding director compensation, and no executive officer plays a role in determining the amount of director compensation. The Compensation Committee considers the amount of time directors dedicate to Company matters and the need to attract and retain qualified directors when determining Board compensation. For example, the Compensation Committee has approved additional compensation for the Audit Committee Chairperson in recognition of the time commitment required by such position.

To align the interests of directors with those of the Company’s stockholders, each independent director also receives an option to purchase 10,000 shares of the Company’s common stock each year in which he or she is elected, appointed, or re-elected to serve as a director pursuant to the 2005 Non-Employee Directors’ Stock Option Plan.

The following table discloses compensation paid for the fiscal year ended July 31, 2007 to the directors for serving as members of the Board.

2007 Director Compensation

	Fees Earned
	or	Option
	Paid in Cash	Awards	Total
Name	($)	($)(1)	($)

Lawrence C. Cardinale	$15,750	$29,800	$45,550
Robert H. Dick	$15,750	$29,800	$45,550
Guy R. Guarch	$7,500	$29,800	$37,300
Juanita H. Hinshaw	$21,750	$29,800	$51,550

(1)	The fair value of options granted to the independent directors during the fiscal year ended July 31, 2007 was determined at the date of the grant using a Black-Scholes options-pricing model and the following assumptions:

Expected average risk-free interest rate	4.0%
Expected average life (in years)	5.0%
Expected volatility	79.7%
Expected dividend yield	0.0%

The fair value on the date of the grant was $2.98, the exercise price is $3.89 and the options vest immediately and are exercisable for ten years.

Mssrs. Scheller, Gampp and Malis receive no compensation for their services as directors of the Company.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of November 7, 2007 certain information with respect to the beneficial ownership of the Company’s common stock by (i) each of the named executive officers and directors, (ii) all executive officers and directors as a group, and (iii) each person known by the Company to beneficially own more than 5% of the Company’s common stock based on certain filings made under Section 13 of the Exchange Act. All such information provided by the stockholders who are not executive officers or directors reflects their beneficial ownership as of the dates specified in the footnotes to the table. The percent of shares beneficially owned is based on 24,274,500 shares issued and outstanding as of November 7, 2007.

	Number of	Percent of
	Synergetics USA	Shares
	Shares Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned	Owned

(i) Named Executive Officers and Directors(1)
Gregg D. Scheller(2),(3)	820,623	3.4%
Lawrence C. Cardinale(2),(4)	34,244	*
Robert H. Dick(2),(5)	84,000	*
Kurt W. Gampp, Jr.(2),(6)	863,392	3.6%
Guy R. Guarch(2),(7)	22,000	*
Juanita H. Hinshaw(2),(8)	336,710	1.4%
Jerry L. Malis(2),(9)	1,114,745	4.6%
Pamela G. Boone(2),(10)	47,437	*
(ii) All Executive Officers and Directors as a Group (8 persons)	3,323,151	13.6%
(iii) Certain Beneficial Owners
JPMorgan Chase & Co.	1,347,650	5.6%

*	Less than 1%.

(1)	Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	The mailing address of Messrs. Scheller, Cardinale, Dick, Gampp, Guarch and Malis and Mses. Hinshaw and Boone is 3845 Corporate Centre Drive, O’Fallon, Missouri 63368.

(3)	Includes 809,373 shares held in the Gregg D. Scheller Trust. Mr. Scheller, in his capacity as trustee, possesses sole voting and investment power with respect to these shares. Also includes 3,750 shares issuable to Mr. Scheller subject to options exercisable currently or within 60 days. This does not include 817,020 shares held by the Donna Scheller Trust, of which Mr. Scheller’s wife is trustee. Mr. Scheller disclaims beneficial ownership as to these shares.

(4)	Includes 20,000 shares issuable to Mr. Cardinale subject to options exercisable currently or within 60 days.

(5)	Includes 84,000 shares issuable to Mr. Dick subject to options exercisable currently or within 60 days.

(6)	Includes shares held in the Kurt W. Gampp, Jr. Trust. This does not include 106,725 shares held by the Julie Gampp Trust, of which Mr. Gampp’s wife is trustee, nor 62 shares held by his daughter, Lindsey Gampp. Mr. Gampp disclaims beneficial ownership as to these shares.

(7)	Includes 20,000 shares issuable to Mr. Guarch subject to options exercisable currently or within 60 days.

(8)	Includes shares held in the Hinshaw-Harrison Joint Revocable Living Trust. Ms. Hinshaw, in her capacity as trustee, possesses joint voting and investment power with respect to these shares. Also includes 20,000 shares issuable to Ms. Hinshaw subject to options exercisable currently or within 60 days.

(9)	Includes 50,000 shares issuable to Mr. Malis subject to options exercisable currently or within 60 days. Also includes 200,000 shares held in the Malis Family L.P., a limited partnership in which Jerry L. Malis is the general partner and possesses voting and investment power.

(10)	Includes 17,437 shares issued to Ms. Boone subject to restrictions including a cliff vesting period of five years from the date of the grant in March, 2006 and August, 2007.

(11)	Pursuant to JPMorgan Chase & Co. Schedule 13G filed with the Securities and Exchange Commission on December 29, 2006, JPMorgan Chase & Co. has the sole power to vote 1,200,650 shares and the sole dispositive power over 1,347,650 shares. The address of JPMorgan Chase & Co. is 270 Park Avenue, New York, NY 10017.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s securities with the SEC and The NASDAQ Stock Market. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of reports furnished to the Company, and on written representations from certain reporting persons, the Company believes that, with respect to the fiscal year ended July 31, 2007, each director, executive officer and 10% stockholder of the Company’s securities made timely filings of all reports required by Section 16 of the Exchange Act, except as follows: Messrs. Cardinale and Guarch each filed a late Form 4 reporting their grants of stock options pursuant to the 2005 Non-Employee Directors’ Stock Option Plan (Mr. Cardinale’s Form 4 was filed on November 7, 2007 for awards granted on November 30, 2006; and Mr. Guarch’s Form 4 was filed on November 7, 2007 for awards granted on November 30, 2006). Mr. Scheller filed a late Form 4 on June 14, 2007 for awards granted on March 30, 2007. Ms. Boone filed a late Form 4 on November 6, 2007 reporting her grant of restricted stock options on August 1, 2007.

EXECUTIVE OFFICERS

The following table sets forth certain information, as of the date of this proxy statement, with respect to the executive officers of the Company.

Name	Age	Position(s) with the Company
Gregg D. Scheller	52	President, Chief Executive Officer & Chairman of the Board of Directors
Kurt W. Gampp, Jr.	47	Executive Vice President, Chief Operating Officer & Director
Jerry L. Malis	75	Executive Vice President, Chief Scientific Officer & Director
Pamela G. Boone	44	Executive Vice President, Chief Financial Officer, Treasurer & Secretary

The biographical information for Messrs. Scheller, Gampp and Malis can be found under “Proposal 1 — Election of Directors” above.

Ms. Boone joined the Company as its Chief Financial Officer in May 2005. Prior to this, Ms. Boone served as Vice President and Chief Financial Officer of Maverick Tube Corporation from 2001 until January 2005 and as Vice President, Treasurer and acting Chief Financial Officer until May 2005. Maverick Tube Corporation, a Missouri-based company, was a leading North American producer of welded tubular steel products used in energy and industrial applications. From 1997 to 2001, Ms. Boone served as Maverick’s Corporate Controller.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for our named executive officers.

Executive Compensation Philosophy and Objectives

The Compensation Committee believes that compensation paid to our named executive officers should accomplish the following objectives:

•	Reflect the accomplishment of corporate and individual objectives, and

•	Assist the Company in attracting, motivating and retaining superior talent.

Our compensation program is intended to motivate our named executive officers to achieve our business objectives and to align their financial interests with those of our stockholders. These objectives are furthered by a compensation philosophy that is based on the following:

•	Accountability and Recognition for Individual and Corporate Performance: Compensation should depend, in part, on the Company’s overall performance and on each executive officer’s performance in order to motivate and reward success. The Compensation Committee has provided for a portion of the overall compensation packages to be tied to performance through the payments of short-term incentive awards in the form of cash bonuses and the grant of long-term incentive awards in the form of stock options and restricted stock.

•	Competition with the Market: Base salaries should generally be competitive with officers with similar positions at companies within our industry and market, subject to individual adjustments as discussed below.

Compensation Determination Process

Our Compensation Committee is responsible for establishing, implementing and monitoring our executive compensation program. The Compensation Committee consists of Messrs. Dick, Cardinale and Guarch, each of whom is an independent director. The Compensation Committee typically meets following each fiscal year end to (i) consider and approve salary changes and annual incentive bonuses, if any; (ii) determine and approve long-term incentive awards, if any; and (iii) establish goals for the annual incentive program.

In making its determinations regarding compensation, the Compensation Committee evaluates corporate performance and each executive officer’s individual performance. In addition, although the Company does not engage in any formal benchmarking, the Compensation Committee does review compensation data from the following companies (collectively, the “Peer Companies”):

•	SteroTaxis, Inc. a public medical devices company in the St. Louis, Missouri area;

•	Escalon Medical Corp., Inspire Pharmaceuticals Inc., Iridex Corporation and Staar Surgical Company (each of which the Company believes to be a peer in the ophthalmic industry), and

•	Bovie Medical Corporation, Possis Medical, Inc. and Vascular Solutions, Inc. (each of which is a participant in the Company’s general industry and each of which has revenues of less than $100 million).

The Compensation Committee reviews the executive officer compensation packages at the Peer Companies in connection with its executive officer compensation determinations. Although the Compensation Committee does not formally benchmark against the Peer Companies, or target a median or other point for the executive officer compensation packages, it does utilize the Peer Companies’ compensation data for purposes of setting executive officer compensation.

The mix of the Company’s cash and non-cash compensation and short- and long-term compensation is not subject to a specific policy. Instead, the Compensation Committee considers the Peer Companies’ compensation data in light of the Company’s compensation philosophies and objectives outlined above, as well as corporate and individual performance, and makes gradual changes over time as necessary to further these compensation goals. The Chief Executive Officer makes recommendations to the Compensation Committee regarding proposed salary changes, bonuses and equity compensation awards, if any, for each executive officer other than the Chief Executive Officer. The Chief Executive Officer also assists the Compensation Committee in setting Company performance goals on which part of each officer’s total compensation is based. The Compensation Committee considers this input from the Chief Executive Officer, as well as other factors it believes are relevant, and determines the compensation packages of the executive officers, including the Chief Executive Officer.

Elements of Compensation

Base Salary.  The base salaries of each of Messrs. Scheller, Gampp and Malis and Ms. Boone in fiscal 2007 were established in employment terms negotiated with each of these officers at the time of the merger of Synergetics, Inc. and Valley Forge, before the current Compensation Committee of the Board of Directors of the Company had been formed. The employment agreements with Messrs. Scheller, Gampp and Malis were entered into in September 2005 in anticipation of the completion of the merger and provide for minimum base salaries of $377,000, $346,000 and $230,000, respectively. Ms. Boone joined the Company in May 2005, and her employment terms provided for a minimum base salary of $175,000. Ms. Boone’s 2007 salary was increased to $200,000 by the Compensation Committee based on Ms. Boone’s contributions to the successful merger and transition of Synergetics, Inc. to a public company.

For fiscal 2008, the Compensation Committee reviewed and recommended to the full Board of Directors base salary increases for the named executive officers. Ms. Boone’s salary increase was reflected in the minimum base salary established in her employment agreement entered into in August 2007. These salary increases were based on the Company’s desires that base salaries remain competitive to attract, retain and motivate named executive officers as well as reward performance.

When evaluating competitiveness, the Compensation Committee evaluates the salaries of officers with similar positions at the Peer Companies. As noted above, in reviewing comparative data, the Compensation Committee does not engage in benchmarking for the purpose of establishing salary levels relative to any predetermined point. In the Compensation Committee’s view, this external data provides insight into competitiveness, but is not an appropriate single factor in determining base salaries. Rather, the Compensation Committee, as noted above, takes into account overall performance of the named executive officers and the Company.

The Compensation Committee bases salary increases on a combination of Company and individual performance. Company performance is based on the achievement of the Company’s goals as set forth in its annual financial plan, which is discussed in further detail below. The Compensation Committee has not established specific individual performance criteria for purposes of determining salary increases, but bases its decisions on its evaluation of (i) each named executive officer’s general performance over the prior fiscal year, taking into consideration the accomplishment scores each receive, as more fully described below; (ii) the scope of each officer’s duties and responsibilities; and (iii) each officer’s experience and expertise. The Compensation Committee seeks input from Mr. Scheller in evaluating the named executive officers other than himself.

Based on the factors discussed above, the Compensation Committee increased the base salaries for the named executive officers for fiscal 2008 as illustrated in the table below:

	Fiscal 2008
	Percentage Salary
Name	Increase	Fiscal 2008 Salary

Gregg D. Scheller	5%	$395,850
Kurt W. Gampp, Jr.	4%	$359,840
Jerry L. Malis	4%	$240,240
Pamela G. Boone	16%	$232,000

Bonus Compensation.  Prior to fiscal 2007, bonuses to executive officers were discretionary, based on the Compensation Committee’s evaluation of each executive officer’s individual performance and the Company’s overall performance. Determinations regarding bonuses were based on qualitative criteria, including the achievement of sales forecasts and successful transition after Synergetics, Inc.’s merger with Valley Forge and compliance with public company reporting requirements. The Compensation Committee and Company management believe the establishment of clear objectives with periodic measurement of results is an effective method for focusing resources, communicating mission and strategy for the period, and in determining the individual manager’s contribution to the achievement of Company goals. Accordingly, beginning in fiscal 2007, the Company implemented a method for establishing clear, measurable objectives for the named executive officers, divided into three categories:

•	Company-wide objectives,

•	Functional objectives, and

•	Personal development objectives.

The objectives of each category are a function of the individual’s responsibilities and span of control. For the named executive officers, Company-wide objectives are weighed more heavily than functional and personal development objectives in evaluating performance. The Compensation Committee is involved in the establishment and approval of the Company-wide objectives, as well as functional and personal objectives for the executive officers and seeks the input of the Chief Executive Officer in determining these objectives for named executive officers other than himself. In addition, the Chief Financial Officer assists the Compensation Committee in determining Company-wide financial objectives.

Company-wide objectives established for fiscal 2007 include for the named executive officers: earnings per share, net income, gross profit and sales. The Committee considers these goals to be confidential, the disclosure of which would cause the Company competitive harm. These goals are set at aggressive levels each year to motivate the named executive officers to succeed and focus on both short and long-term Company objectives. Target goals are designed to be challenging and as such, the Committee believes that the Company’s target performance would not be achieved all of the time, but that the payout relating to these goals should be appropriate for the performance, regardless of how often target levels are reached.

In addition, each named executive officer has both functional and personal developmental goals which include projects within their functional areas of the Company and individual growth goals unrelated to financial or project goals.

Accomplishments at the end of the period are compared to objectives set at the beginning of the period with “scoring” of each objective relative to 100% accomplishment of the objective. The scores for each category are then averaged, and the average score is translated to a percentage of base salary in accordance with the following scale:

Average
Accomplishment	Percent of
Score	Base Salary

96%	1%
97%	2%
98%	3%
99%	4%
100%	5%
101%	7%
102%	9%
103%	11%
104%	13%
105%	15%
106%-115%	20%
116%-125%	25%

For the named executive officers, the accomplishment scores are also considered generally in compensation decisions for base salary adjustments and equity award grants, if any.

The Compensation Committee has not yet made any determinations regarding executive officer incentive bonuses for the fiscal year ended July 31, 2007, as it is still reviewing the financial performance of the Company during fiscal 2007. The Company intends to disclose these annual incentive bonuses on a Form 8-K once they are determined. In addition to any incentive bonuses which may be awarded, each executive officer was awarded a $5,000 non-incentive, non-discretionary holiday bonus during fiscal 2007, which are reflected in the Summary Compensation Table.

In fiscal 2007, the Company recorded compensation expense for bonuses awarded in the form of vacations, or the cash equivalent thereof, to each of Messrs. Gampp and Malis and Ms. Boone. In lieu of his vacation, Mr. Scheller received his bonus in fiscal 2007 in the form of options to purchase 15,000 shares of common stock pursuant to the Company’s Amended and Restated 2001 Stock Plan (the “2001 Plan”). Each of these bonuses was awarded based on the accomplishment of the executive officers’ 2006 objectives related to the post-merger transition, fulfillment of post-merger public company duties and responsibilities and achievement of the Company’s sales forecast. The cash equivalent of the bonus vacations, in addition to the gross-up on taxes reimbursed for such vacations, are included in the All Other Compensation column of the Summary Compensation Table.

Equity Awards.  Equity compensation is currently not a major component of the Company’s executive compensation program. Rather, the Compensation Committee grants equity-based compensation pursuant to established employment terms, in the case of Ms. Boone, or for exceptional performance that for fiscal 2007 will be based on the accomplishment scores described above. The Compensation Committee has not yet determined the equity incentive awards, if any, based on fiscal 2007 performance, as it is reviewing the performance of the Company during fiscal 2007 in light of its Company-wide objectives. However, the Compensation Committee did award Ms. Boone 11,050 shares of restricted stock in August 2007 pursuant to her negotiated employment terms.

During fiscal 2007, Mr. Scheller received options to purchase 15,000 shares of common stock as his annual bonus, in lieu of a bonus vacation. The exercise price of these options is $3.58 per share, which was the closing price on March 30, 2007, the date of grant. The options vest in four equal installments on June 30, September 30, December 30 and March 30, 2008 and have a ten-year term.

Both Mr. Scheller’s options and Ms. Boone’s restricted common stock were granted under our 2001 Plan. Furthermore, any equity awards, if any, to be made based on fiscal 2007 performance will be made under the 2001 Plan. Pursuant to the 2001 Plan, employees, including our executive officers, of, and consultants and advisors to, our

Company and its subsidiaries are eligible to receive awards of incentive and non-statutory stock options, restricted stock and unrestricted common stock. The Compensation Committee has the exclusive authority and sole discretion to administer the 2001 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, subject to the limitations set forth in the 2001 Plan.

Pursuant to the terms of the 2001 Plan, stock options with respect to no more than 100,000 shares of common stock may be granted to any individual participant during any one calendar year period. Options granted pursuant to the 2001 Plan are subject to the terms of the option agreement related to the specific grant; provided, however, that (i) the term of any incentive stock option granted to a non-10% stockholder of the Company pursuant to the 2001 Plan may be no more than 10 years from the date of grant, and (ii) the term of any incentive stock option granted to a 10% stockholder of the Company pursuant to the 2001 Plan may be no more than five years from the date of grant.

Incentive stock options must be granted at no less than the fair market value of the Company’s common stock on the grant date; provided, however, that incentive stock options granted to 10% stockholders must be granted at no less than 110% of such fair market value. Non-statutory stock options must be granted at no less than 85% of the fair market value of the Company’s common stock on the date of grant.

To the extent that an optionee’s employment with the Company is terminated other than for cause, the optionee may, but only within 90 days (or such other period of time as determined by the Board of Directors) after such date of termination, but in no event later than the expiration date of the option as set forth in the respective option agreement, exercise his or her options to the extent the optionee was entitled to exercise the option at the date of termination.

Pursuant to the terms of the 2001 Plan, restricted stock awards may also be granted. Restricted stock awards are subject to such restrictions and conditions as the Compensation Committee determines. Such conditions may be based on continuing employment and/or achievement of pre-established performance goals and objectives. If the recipient violates any of the restrictions during the period specified by the committee or the performance standards fail to be satisfied, the restricted stock is forfeited.

Other Employment Benefits.  Synergetics’ named executive officers are provided with a limited number of perquisites. In fiscal 2007, he Company provided the following:

•	Reimbursements for taxes paid on reimbursed travel expenses considered as income in connection with the award of the fiscal 2007 bonus vacations; and

•	Automobile allowance with respect to Mr. Malis.

Severance and Other Post-Termination Benefits.  Each of our named executive officers has an employment agreement with the Company. These employment agreements provide for certain payments upon termination, depending on the circumstances of termination. In the case of Ms. Boone, her agreement also provides for certain payments upon a change of control. These provisions are discussed later in this proxy statement.

Impact of Tax Treatments of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to the Chief Executive Officer or to any of the other four most highly compensated executive officers of a publicly held corporation will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m). In general, stock options granted under our 2001 Equity Incentive Plan are intended to qualify under and comply with the “performance based compensation” exemption provided under Section 162(m), thus excluding from the Section 162(m) compensation limitation any income recognized by executives pursuant to such stock options. In fiscal 2007, no executive officer received compensation that triggered the applicability of Section 162(m). The Compensation Committee intends to review periodically the potential impacts of Section 162(m) in structuring and administering our compensation programs.

Report of Compensation Committee

The Company’s Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007.

Submitted by the Compensation Committee of the Board of Directors.

     Robert H. Dick (Chairperson)
     Lawrence C. Cardinale
     Guy R. Guarch

2007 Summary Compensation Table

				Restricted				All
Name and Principal				Stock		Option		Other
Position	Fiscal Year	Salary	Bonus	Awards		Awards		Compensation		Total

Gregg D. Scheller	2007	$377,000	$5,000			$14,850	(2)			$396,850
President and Chief Executive Officer
Kurt W. Gampp, Jr.	2007	$346,000	$5,000					$23,248	(5)	$374,248
Executive Vice President & Chief Operating Officer
Jerry L. Malis	2007	$231,000	$5,000					$21,794	(4)(5)	$257,794
Executive Vice President & Chief Scientific Officer
Pamela G. Boone	2007	$200,000	$5,000	$7,000	(1)	$7,518	(3)	$12,994	(5)	$232,512
Executive Vice President & Chief Financial Officer

(1)	The restricted stock holdings of Ms. Boone were 6,387 shares granted on March 7, 2006 at $5.48 per share. The restricted stock will vest 100% on March 7, 2011. Dividends will be paid on this restricted stock if the Company grants dividends to its common stockholders.

(2)	The option holdings of Mr. Scheller were 15,000 options granted on March 30, 2007 at $3.58 per share. The options will vest 25% on June 30, 2007, 25% on September 30, 2007, 25% on December 30, 2007 and 25% on March 30, 2008.

(3)	The option holdings of Ms. Boone were 41,310 options granted on May 19, 2005 at $1.09 per share. The options will vest 50% on May 19, 2009 and 50% on May 19, 2010.

(4)	All other compensation for Mr. Malis includes lease payments on his automobile.

(5)	In fiscal 2007, the Company recorded compensation expense as well as the tax gross-up for bonus trips awarded to Mr. Gampp, Mr. Malis, and Ms. Boone for the accomplishments of their 2006 objectives as the measurement of these accomplishments could not be completed until fiscal 2007, as discussed in Compensation Discussion and Analysis.

2007 Grants of Plan Based Awards Table

The following table sets forth additional information about plan-based awards granted in the fiscal year ended July 31, 2007.

						All Other	All Other
						Stock Awards;	Option Awards;		Grant Date
						Number of	Number of	Exercise or	Fair Value of
		Estimated Future Payouts under				Shares of	Securities	Base Price of	Stock and
		Equity Incentive Plan Awards				Stock or	Underlying	Option	Option
Name	Grant Date	Threshold	Target		Maximum	Units	Options	Awards	Awards

Gregg D. Scheller	3/30/07		15,000	(1)				$3.58	$44,550

(1)	The option holdings of Mr. Scheller were 15,000 options granted on March 30, 2007 at $3.58 per share. The options will vest 25% on June 30, 2007, 25% on September 30, 2007, 25% on December 30, 2007 and 25% on March 30, 2008.

2007 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on outstanding options and stock awards held by the named executive officers as of July 31, 2007:

	Option Awards							Stock Awards
										Equity		Equity
										Incentive		Incentive
										Plan		Plan
					Equity					Awards:		Awards: Market
					Incentive					Number of		or Payout
					Plan					Unearned		Value of
					Awards:				Market	Shares,		Unearned
	Number of		Number of		Number			Number of	Value of	Units or		Shares,
	Securities		Securities		of Securities			Shares or	Shares or	Other		Units or
	Underlying		Underlying		Underlying			Units of	Units of	Rights		Other
	Unexercised		Unexercised		Unexercised	Option		Stock That	Stock That	That Have		Rights
	Options		Options		Unearned	Exercise	Option	Have Not	Have Not	Not		That Have
	(#)		(#)		Options	Price	Expiration	Vested	Vested	Vested		Not Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)	($)	(#)		($)

Gregg D. Scheller	3,750	(1)	11,250	(1)	—	$3.58	March 30, 2017
Jerry L. Malis	50,000	(2)	—		—	$1.125	December 12, 2010
Pamela G. Boone	—		41,310	(3)	—	$1.089	May 19, 2015			6,387	(4)	$23,057

(1)	The option holdings of Mr. Scheller were 15,000 options granted on March 30, 2007 at an exercise price of $3.58 per share. The options will vest 25% on June 30, 2007, 25% on September 30, 2007, 25% on December 30, 2007 and 25% on March 30, 2008.

(2)	The option holdings of Dr. Malis were 50,000 options granted on December 12, 2000 at an exercise price of $1.125 per share and expire on December 12, 2010. All of these options are exercisable at July 31, 2006.

(3)	The option holdings of Ms. Boone were 41,310 options granted on May 19, 2005 at an exercise price of $1.09 per share. The options will vest 50% on May 19, 2009 and 50% on May 19, 2010.

(4)	The restricted stock holdings of Ms. Boone were 6,387 shares granted on March 7, 2006 at $5.48 per share. The restricted stock will vest 100% on March 7, 2011. Dividends will be paid on this restricted stock if the Company grants dividends to its common stockholders.

Mr. Gampp did not have any options nor restricted stock awards to purchase Synergetics USA common stock as of July 31, 2007.

2007 Option Exercises and Stock Vested

The following table sets forth the exercise of stock options and vesting of stock during fiscal 2007 for the named executive officers.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized on	Shares Acquired	Value Realized
	on Exercise	Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Gregg D. Scheller	—	—	3,750	$13,088

EMPLOYMENT AGREEMENTS AND SEVERANCE AGREEMENTS

Each of Messrs. Scheller, Malis, Gampp and Ms. Boone has entered into three-year employment agreements with the Company. Pursuant to the agreements, Mr. Scheller’s base salary is $377,000, Mr. Malis’ base salary is $230,000, Mr. Gampp’s base salary is $346,000 and Ms. Boone’s base salary is $232,000. In addition, each of them shall receive such other benefits, including healthcare, dental, life insurance, disability and 30 days of paid vacation that the Company provides to its executive officers. Each of Messrs. Scheller, Malis and Gampp and Ms. Boone may receive an annual bonus as determined in the sole discretion of the Compensation Committee of the Company’s Board of Directors.

In the event any of Messrs. Scheller, Malis and Gampp is terminated without cause, or if any such executive officer resigns for good reason, such executive officer shall be entitled to his base salary and health care benefits through the end of the term of his employment agreement. If Ms. Boone is terminated without cause or within twelve months following a change of control, or if she resigns for good reason, she shall be entitled to her base salary and health care benefits for a 15-month period following termination.

As used in the employment agreements with Messrs. Scheller, Malis and Gampp and Ms. Boone, “cause” means (1) the executive officer’s conviction of any felony, or conviction for embezzlement or misappropriation of Company money or other property; (2) any act of gross negligence in performing the executive officer’s duties; (3) the executive officer’s willful refusal to execute his or her duties (other than for disability); or (4) the executive officer’s breach of the non-competition terms contained in his employment agreement. Termination for the events described in clauses (2) and (3) above will not constitute termination for “cause” unless the executive officer is provided written notice reasonably detailing such occurrence and is given five business days after receipt of such notice to cure such event and an opportunity to be heard before the Company’s Board of Directors.

As used in the employment agreements with Messrs. Scheller, Malis and Gampp and Ms. Boone, the term “good reason” means (1) failure to pay, or a reduction, by the Company of the executive officer’s base salary; (2) the failure or refusal by the Company to provide the executive officer with the benefits set forth in his or her employment agreement; (3) the assignment to the executive officer of any duties materially inconsistent with the duties set forth in the employment agreement, which assignment is not cured within five business days of written notice to the Company; (4) in the case of Mr. Malis, a requirement imposed by the Company on Mr. Malis that results in Mr. Malis being based at a location that is outside a 35-mile radius of Valley Forge’s former corporate offices in suburban Philadelphia, Pennsylvania, and in the case of Messrs. Scheller and Gampp and Ms. Boone, 35 miles from the Company’s current corporate offices in O’Fallon, Missouri; (5) a change in the executive officer’s title; (6) in the case of Messrs. Scheller, Malis and Gampp, if the executive officer is no longer a member of the Company’s Board of Directors, other than by death, disability or a removal by a shareholder vote for cause; (7) any material breach by the Company of the employment agreement, which breach is not cured within five business days after receipt of written notice from the executive officer; or (8) the termination of the executive officer’s employment other than for cause, death or disability.

As used in Ms. Boone’s employment agreement, a change of control means a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the ownership of a substantial portion of the Company.

The employment agreements for each of Messrs. Scheller, Malis and Gampp and Ms. Boone contain non-competition provisions, depending on the circumstances of any termination of employment, and non-solicitation provisions. Furthermore, each of them has agreed that any products, inventions, discoveries and improvements made by him during the employment term shall be the property of the Company.

POST-TERMINATION PAYMENTS

As noted above, the employment agreements for all named executive officers contain provisions providing for certain payments to the officers upon termination of their employment without cause or their resignation for good reason. Ms. Boone’s employment agreement also states that she shall receive payments if her employment is terminated within 12 months of a change of control, but that no payments upon termination or resignation as described above shall be received upon her breach of the non-competition and non-solicitation provisions of her employment agreement. Furthermore, if any of the named executive officers’ employment is terminated upon a change of control, all options to purchase common stock and all restricted stock shall vest.

Assuming that the triggering event for post-termination payments occurred on the last business day of the Company’s fiscal 2007, the named executive officers would receive the following payments:

		Stock
Named Executive Officer	Salary	Compensation	Total

Gregg D. Scheller(1)	$450,830	$1,125	$451,955
Kurt W. Gampp, Jr.(1)	$409,818		$409,818
Jerry Malis(1)	$273,607		$273,607
Pamela G. Boone(2)	$—	$130,538	$130,538

(1)	The salary calculation includes 13 and 2/3 months of salary for the period from August 1, 2007 through September 21, 2008, which represents the remainder of the employment agreements.

(2)	As of the last business day of fiscal 2007, Ms. Boone employment agreement was not effective. In addition, 11,050 shares of restricted stock had not yet been awarded.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since the late 1960’s, the late Dr. Leonard Malis, one of Valley Forge’s former directors, on an individual basis has been a party to consulting and other agreements with Codman & Shurtleff, Inc., the Company’s principal customer. Since 1983, Dr. Leonard Malis has been a party to an agreement with Codman under which Dr. Leonard Malis received royalty payments for the use of the Malis® trademark on certain products sold by Codman to end users, including products Valley Forge sold to Codman. Dr. Leonard Malis developed passive hand instruments for Codman with no pecuniary benefits to Valley Forge. On October 22, 2004, Valley Forge entered into an option agreement with Dr. Leonard Malis under which Valley Forge was granted an option to acquire the Malis® trademark from Dr. Leonard Malis at any time over a period of five years.

On October 12, 2005, the Company exercised its option with respect to the Malis® trademark. We paid the estate of Dr. Leonard I. Malis $159,904 in cash and the remainder in a $3,997,600 promissory note which will be paid in 25 equal quarterly installments of $159,904. The Company has made four quarterly payments on this note during the year ended July 31, 2007 and three quarterly payments on this note during the year ended July 31, 2006. The promissory note is secured by a security interest in the trademark and our DualWavetm patents.

To identify and address any concerns regarding related party transactions and ensure their proper disclosure, the Company requires such transactions to be reported in its questionnaires distributed to directors and officers each year and mandates that all employees and directors report to a manager, supervisor or other appropriate personnel all transactions presenting potential conflicts of interest pursuant to its Code of Business Conduct & Ethics. It is the policy that the Company’s Audit Committee review and approve all material related party transactions, as defined in Item 404 of Regulation S-K.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Before Synergetics, Inc.’s merger with Valley Forge, completed on September 21, 2005, Rotenberg Meril Solomon Bertiger & Guttilla, P.C. (“RMSB&G”) was retained by Valley Forge to serve as its independent registered public accounting firm, after the resignation of Samuel Klein and Company on January 20, 2005. Prior to the consummation of the merger, Synergetics, Inc. retained the services of McGladrey & Pullen, LLP (“McGladrey”) to audit its financial statements for inclusion in Valley Forge’s registration statement on Form S-4 filed in connection with the merger.

On October 20, 2005, the Company’s Audit Committee terminated RMSB&G’s appointment as the Company’s independent registered public accounting firm. During RMSB&G’s engagement, RMSB&G did not report on the financial statements for either Valley Forge or the Company. Thus, there were no disagreements with RMSB&G on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RMSB&G, would have caused it to make reference to the subject matter of the disagreement in connection with its report. Furthermore, none of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during RMSB&G’s engagement.

Effective October 20, 2005, the Audit Committee appointed McGladrey as the Company’s new independent registered public accounting firm. Valley Forge did not consult with McGladrey with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K. During McGladrey’s engagement, the Company did not consult with McGladrey with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

On January 10, 2007, the Audit Committee terminated the engagement of McGladrey as the Company’s independent registered public accounting firm. McGladrey’s reports on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of McGladrey, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such periods. None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during McGladrey’s engagement.

Effective January 9, 2007, the Audit Committee appointed UHY LLP as the Company’s new independent registered public accounting firm. Prior to the aforementioned engagement, the Company did not consult with UHY LLP with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The following table shows fees billed for professional services rendered by McGladrey for the fiscal years ended 2006 and a portion of the fiscal year ended 2007 and UHY LLP for the remainder of fiscal 2007:

	Fiscal Year	Fiscal Year
	Ended	Ended
	July 31,	July 31,
	2007	2006

Audit Fees(1)	$308,000	$424,000
Audit-Related Fees	—	—
Tax Fees(2)	—	—
All Other Fees	—	—
Total	$308,000	$424,000

(1)	Audit Fees for the fiscal years ended July 31, 2007 and 2006 include services for the audit of the consolidated financial statements, report on management’s assessment of the Company’s internal control over financial reporting, the review of the quarterly financial statements, filings of registration statements with the SEC, comfort letters for underwriters, consultation concerning financial accounting and reporting standards and international statutory audits. The amount included for the fiscal year ended July 31, 2007 includes audit fees for services rendered by McGladrey for a portion of fiscal 2007 and is an estimate from UHY LLP for services rendered during fiscal 2007, as the final invoice for the year has not been rendered.

(2)	Tax Fees are comprised of fees relating to income tax matters, planning and advice.

Pursuant to the Audit Committee’s charter, all audit and permissible non-audit services provided by the independent registered public accounting firm must be pre-approved. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of service. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the policies set forth in the Audit Committee charter. Consistent with the Audit Committee’s policy, all audit and permissible non-audit services provided by McGladrey & Pullen, LLP and UHY LLP during the fiscal years ended July 31, 2007 and 2006 were pre-approved by the Audit Committee.

In considering the nature of the services provided by the independent registered public accounting firms, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firms and management to determine that they are permitted under the rules and regulations concerning auditors’ independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as rules of the American Institute of Certified Public Accountants.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Committee”) oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles and reporting on managements’ assessment of the Company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements in the Annual Report on Form 10-K for the year ended July 31, 2007, including a discussion of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

In addition, the Committee discussed with the independent registered public accountants their judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the Committee under standards of the Public Company Accounting Oversight Board (United States) and SAS 61 (Codification of Statements on Auditing Standards). The Committee met with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.

The Committee has received from the independent registered public accounting firm a formal written statement describing all relationships between the firm and the Company that might bear on the independence of the independent registered public accounting firm consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence and satisfied itself as to their independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended July 31, 2007, filed with the SEC.

Submitted by the Audit Committee of the Board of Directors.

     Juanita H. Hinshaw (Chairperson)
     Lawrence C. Cardinale
     Robert H. Dick

OTHER MATTERS

Management does not know of any other business that may be considered at the Annual Meeting. However, if any matters other than those referred to above should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

The Company will bear the costs of its solicitation of proxies. In addition to the use of the mails, proxies may be solicited by electronic mail, personal interview, telephone, telegram and telefax by the directors, officers and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

FORM 10-K

Along with mailing the proxy materials, we have included a copy of our Annual Report on Form 10-K for the year ended July 31, 2007. We will provide stockholders with additional copies of our Annual Report on Form 10-K for the year ended July 31, 2007, without charge, upon written request to Pamela G. Boone, Secretary, Synergetics USA, Inc., 3845 Corporate Centre Drive, O’Fallon, Missouri, 63368.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders will be householding our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be householding communications to your address, householding will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York, 11219. To delist yourself from householding in the future you may write the Company at 3845 Corporate Centre Drive, O’Fallon, Missouri, 63368, Attention: Pamela G. Boone. Upon request, we will deliver promptly a separate copy of the proxy statement.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals submitted for inclusion in the proxy statement and form of proxy for the 2008 Annual Meeting of Stockholders must be received at the corporate offices of the Company, addressed to the attention of Ms. Pamela G. Boone, Secretary, Synergetics USA, Inc. no later than July 2, 2008. The proposals must comply with the rules of the SEC relating to stockholder proposals. The Company’s Bylaws provide that no business may be brought before an annual meeting unless specified in the notice of meeting, brought before the meeting by or at the direction of the Board of Directors, or otherwise brought by a stockholder who has delivered notice to the Company (containing certain information specified in the Bylaws) not less than 60 or more than 90 days before the anniversary date of the immediately preceding annual meeting of stockholders. Therefore, for the 2008 Annual Meeting of Stockholders, such notice must be delivered no earlier than September 7, 2008 and no later than October 8, 2008. A copy of the full text of these Bylaw provisions may be obtained by writing to the Secretary at the address indicated above.

By Order of the Board of Directors,

PAMELA G. BOONE
Secretary

November 13, 2007

SYNERGETICS USA, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SYNERGETICS USA, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 6, 2007 The undersigned, having received the notice and accompanying Proxy Statement for said meeting, hereby appoints Gregg D. Scheller and Pamela G. Boone, and each of them, with full power of substitution, as the undersigned’s proxy and attorney-in-fact to vote at the Annual Meeting of Stockholders of Synergetics USA, Inc. (the “Company”) to be held on December 6, 2007 (the “Annual Meeting”), or at any adjournment thereof, all shares of voting stock of the Company which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse of this card and in their discretion upon such other business as may properly come before the Annual Meeting or at any adjournment thereof. (Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF SYNERGETICS USA, INC. December 6, 2007 Please date, sign and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20230000000000001000 9 120607 The Board of Directors recommends a vote “FOR” all director nominees and Proposal 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Election of Directors: 2. Ratification of the appointment of UHY LLP as independent registered public accounting firm: NOMINEES: FOR ALL NOMINEES O Lawrence C. Cardinale This proxy, when properly executed, will be voted in the manner directed herein O Guy R. Guarch by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL WITHHOLD AUTHORITY BE VOTED FOR ALL PROPOSALS. FOR ALL NOMINEES PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE FOR ALL EXCEPT (See instructions below) ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE MEETING. INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.